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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         Amendment No. 1 on Form 8-K/A
                                       to
                           Current Report on Form 8-K
                       originally filed February 12, 2001


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): FEBRUARY 12, 2001



                               GRANT PRIDECO, INC.
               (Exact name of registrant as specified in charter)


             DELAWARE                              001-15423                             76-0312499
     (State of Incorporation)                (Commission File No.)          (I.R.S. Employer Identification No.)


  1450 LAKE ROBBINS DRIVE, SUITE 600
         THE WOODLANDS, TEXAS                                                               77038
(Address of Principal Executive Offices)                                                  (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 297-8500

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ITEM 5.  OTHER ITEMS

         During the fourth quarter of 2000, Grant Prideco, Inc. ("the Company") adopted Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements". In connection with this adoption, the Company filed a Form 8-K dated February 12, 2001 setting forth the Company's quarterly results for the first, second and third quarters of 2000 assuming the Company had adopted SAB 101 retroactively to January 1, 2000. The financial information filed with the original 8-K included $38.8 million of pre-tax charges, $25.2 million net of tax, in the fourth quarter of 2000 relating to inventory write-offs and other asset impairments and reductions.

         This Amendment No. 1 on Form 8-K/A amends and restates in its entirety the form 8-K filed on February 12, 2001. You should read our Annual Report on Form 10-K which we filed with the Securities and Exchange Commission on March 27, 2001 for additional information.

         In connection with the preparation of our audited financial statements for fiscal 2000, we have allocated $13.4 million of the $38.8 million pre-tax charges relating to capitalized manufacturing cost variances to prior 2000 quarters. In addition, subsequent to December 31, 2000, we have recorded an additional $2.5 million pre-tax charge, $1.6 million net of tax, on our 2000 financial statements relating to the results of a jury verdict in March 2001.

         The attached financial information reflects the above referenced changes and restates in its entirety the financial information filed in the original Form 8-K. Filings of the 2000 quarterly information in the future will reflect the restated income statement amounts as reflected in this amended Form 8-K.

ITEM 7.  EXHIBITS

         99.1    Certain Restated Quarterly Financial Information

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GRANT PRIDECO, INC.



Date:  March 27, 2001                      /s/ PHILIP A. CHOYCE
                                           ------------------------
                                           Philip A. Choyce
                                           Vice President and
                                           General Counsel


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                                  Exhibit Index



99.1     Certain Restated Quarterly Financial Information